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                                                                      Exhibit 21

                           SUBSIDIARIES OF THE COMPANY



1.      Superior Pacific Insurance Group, Inc., a Delaware corporation;

2.      Pacific Insurance Brokerage, Inc., a California corporation;

3.      InfoNet Management Systems, Inc., a California corporation;

4.      SN Insurance Services, Inc., a California corporation;

5.      Superior (Bermuda) Ltd., a Bermuda corporation;

6.      Superior Pacific Casualty Company, a California corporation;

7.      Superior National Insurance Company, a California corporation;

8.      Superior National Capital Holding Corporation, a Nevada corporation;

9.      Superior National Capital Trust I, a Delaware statutory business trust;

10.     Regional Benefits Insurance Services, Inc., a California corporation;

11.     Western Select Service Corp., a California corporation; and

12.     Superior National Capital, L.P., a Bermuda limited partnership.

The Trust has no subsidiaries.